UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including Zip Code)
(877) 202-2666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Upon the recommendation of the board of directors of Finance of America Companies Inc. (the “Company”), on June 26, 2026, certain stockholders of record as of such date (the “Record Date”), holding (i) a majority in voting power of the outstanding shares of capital stock of the Company, acting as a single class, and (ii) a majority in voting power of the outstanding shares of the Company’s Class B Common Stock (“Class B Common Stock”), acting as a separate class, executed and delivered a written consent to approve the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Current Charter” and as amended and restated, the “Second Amended and Restated Charter”).

Under the Current Charter, on all matters on which the holders of Class B Common Stock are entitled to vote, each holder of Class B Common Stock is entitled to cast a number of votes equal to the number of outstanding Class A Units of Finance of America Equity Capital LLC, a company that the Company controls in an “Up-C” structure (the “LLC Units”), held by such holder, regardless of the number of shares of Class B Common Stock held by such holder. The Second Amended and Restated Charter will, among other things, (i) reclassify the outstanding shares of Class B Common Stock such that each holder of outstanding LLC Units will hold, following the reclassification, a number of shares of Class B Common Stock equal to the number of LLC Units held by such holder, (ii) provide that each share of Class B Common Stock shall have one vote on matters on which the holders of Class B Common Stock are entitled to vote, (iii) make changes to reflect recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”), including the ability to provide for the exculpation of the Company’s executive officers, and (iv) make other technical changes, including to reflect the repurchase of equity previously held by affiliates of Blackstone Inc.

In accordance with Section 228 of the DGCL, the Current Charter and the Company’s Amended and Restated Bylaws, the written consent, in lieu of a meeting, was approved by the consenting stockholders, who as of the Record Date collectively held 1,790,045 shares of the Company’s Class A Common Stock (“Class A Common Stock”) and 7,864,920 LLC Units, representing approximately 53.9% of the voting power of the Company’s outstanding shares of capital stock (Class A Common Stock, Class B Common Stock and Series A Convertible Perpetual Preferred Stock (on an as converted basis, subject to a 4.9% voting cap)) as of the Record Date and approximately 97.2% of the voting power of the outstanding Class B Common Stock as of the Record Date. The Company elected to seek written consent in lieu of holding a meeting of stockholders to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Second Amended and Restated Charter, and in order to effectuate the related updates in a timely manner.

Additional details about the Second Amended and Restated Charter and associated matters will be included in the Company’s definitive Information Statement on Schedule 14C to be filed with the Securities and Exchange Commission (“SEC”); the Company filed a preliminary Information Statement with the SEC on June 30, 2026. The summary of the Second Amended and Restated Charter set forth above is qualified in its entirety by reference to the form of Second Amended and Restated Charter, which will be filed as an annex to the definitive Information Statement. The Second Amended and Restated Charter will become effective upon filing with the Secretary of State of the State of Delaware, which may be as early as the 20th day after the definitive Information Statement is mailed to the Company’s stockholders who did not execute the written consent approving the Second Amended and Restated Charter. Until the Second Amended and Restated Charter is filed with the Secretary of State of the State of Delaware, the board of directors of the Company retains discretion (i) as to whether to file one form of Second Amended and Restated Charter containing all approved changes to the Current Charter and (ii) to elect to abandon any of the approved amendments prior to filing the Second Amended and Restated Charter if it determines, in its sole discretion, that any such amendment is no longer in the best interests of the Company and its stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date:	June 30, 2026	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer